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                                                                  Exhibit (a)(3)

                              LETTER OF ACCEPTANCE
                           TO TENDER OPTIONS UNDER THE
                          GENESIS HEALTH VENTURES, INC.
                             2001 STOCK OPTION PLAN

              PURSUANT TO THE OFFER TO ACQUIRE DATED APRIL 1, 2003
                              ("OFFER TO ACQUIRE")

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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PHILADELPHIA TIME,
ON APRIL 28, 2003, UNLESS THE OFFER IS EXTENDED.

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TO:      Mr. James W. Tabak
         Senior Vice President, Human Resources
         Genesis Health Ventures, Inc.
         101 East State Street
         Kennett Square, Pennsylvania 19348
         Telephone: (610) 925-4050

             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
              ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         The undersigned hereby tenders to Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis"), the options described below (the "Options") to purchase shares of Common Stock of Genesis outstanding under the 2001 Stock Option Plan for consideration of either the Restricted Share Acceleration or Cash Payment, as the case may be, subject to the conditions set forth in the Offer to Acquire, receipt of which is hereby acknowledged, and in this Letter of Acceptance, which together with the Offer to Acquire, as such documents may be amended from time to time, constitute the "Offer." All capitalized terms used herein and not defined herein, shall have the meaning ascribed to them in the Offer to Acquire.

         Subject to, and effective upon, acceptance by Genesis for cancellation of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Genesis, all right, title and interest in and to all the Options that are being tendered hereby and orders the cancellation of all such Options.

         The undersigned represents and warrants that, from the commencement of the Offer through the date hereof, the undersigned has been an employee of Genesis, or one of its majority-owned or wholly-owned subsidiaries.


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         The undersigned further represents and warrants that (i) the undersigned is tendering hereby all of the Options owned by the undersigned as of the date hereof, (ii) the undersigned has full power and authority to tender the Options tendered hereby, (iii) the tender of the Options hereby will not conflict with, result in a breach of or constitute a default under any (a) order of a court or administrative body with jurisdiction over the undersigned, and
(b) indenture, mortgage, deed of trust, voting trust agreement, shareholders agreement, note agreement or other agreement to which the undersigned is a party, and (iv) that, when and to the extent the same are accepted for cancellation by Genesis, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by Genesis to be necessary or desirable to complete the cancellation of the Options tendered hereby.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

         By execution hereof, the undersigned understands that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Acquire and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer. Genesis's acceptance for cancellation of Options tendered pursuant to the Offer will constitute a binding agreement between the undersigned and Genesis upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that no interest will be paid on any or all of a Cash Payment for tendered Options accepted for cancellation regardless of when payment of any portion of the Cash Payment is made or any delay in making any Cash Payment.

         The undersigned understands that all Options properly tendered prior to the Expiration Date and not properly withdrawn will be canceled, upon the terms and subject to the conditions of the Offer.

         The undersigned hereby acknowledges that: (i) his or her acceptance of the Offer is voluntary; (ii) unless he or she has a current employment agreement with Genesis or one of its majority-owned or wholly-owned subsidiaries, his or her employment with Genesis or one of its majority-owned or wholly-owned subsidiaries is on an "at-will" basis and the acceptance of the Offer shall not modify that or create a right to further employment with Genesis or any of its majority-owned or wholly-owned subsidiaries and shall not interfere with the ability of Genesis or any of its majority-owned or wholly-owned subsidiaries to terminate his or her employment relationship at any time with or without cause;
(iii) if his or her employment with Genesis or any of its majority-owned or wholly-owned subsidiaries is terminated by him or her or by Genesis, voluntarily, involuntarily or for any reason or for no reason, prior to the Expiration Date, then Genesis will not accept any of the Options tendered hereby for cancellation.

         The undersigned recognizes that, under certain circumstances set forth in the Offer to Acquire, Genesis may terminate or amend the Offer or may postpone the acceptance for cancellation of, or the cancellation of and payment for, Options tendered. In any such event, the undersigned understands that the Options delivered herewith but not accepted for cancellation will be returned to the undersigned at the address indicated below.

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         The undersigned hereby directs that, depending on the form of consideration applicable for the Options being tendered, Genesis issue the check or checks for each portion of a Cash Payment for all Options canceled, or issue a stock certificate(s) evidencing the aggregate number of restricted shares of Common Stock vested pursuant to the Restricted Share Acceleration in the undersigned's name. The undersigned acknowledges that Genesis may distribute the Cash Payment in the undersigned's paycheck. The undersigned further directs Genesis to mail the check or checks for each portion of a Cash Payment or certificates evidencing the issuance of the vested shares, in either case for all Options canceled and/or return any option agreements evidencing Options tendered hereby and not accepted for cancellation (and accompanying documents, if any, as appropriate) to the undersigned at the undersigned's address shown below.

         THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) OPTION HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

         The undersigned has read, understands, and agrees to all of the terms of the Offer. The undersigned hereby elects to tender the following Options, which represent all of the Options owned by the undersigned as of the date hereof, for acceptance and cancellation by Genesis:

DESCRIPTION OF OPTIONS TENDERED*
-------------------------------------
(attach additional list if necessary)

                                                                      Total Numbers of Shares of
Date of Grant             Exercise Price       Expiration Date        Common Stock Subject to Option
-------------             --------------       ---------------        ------------------------------

-------------             ---------------      ---------------       -------------------------------

-------------             ---------------      ---------------       -------------------------------

-------------             ---------------      ---------------       -------------------------------

* If you tender any of your Options you must tender all of your Options. If not, the Options you have tendered hereby will not be accepted for cancellation.

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THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF ACCEPTANCE SHOULD BE READ CAREFULLY
BEFORE THIS LETTER OF ACCEPTANCE IS COMPLETED.

Name:___________________________________________________________________________
                             (please type or print)

Address:________________________________________________________________________
        ________________________________________________________________________
                               (include zip code)

Area Code and Telephone No.:____________________________________________________

Taxpayer Identification or Social Security No.:_________________________________

X ______________________________________________________________________________
                           Signature of Option Holder

Dated:______________________ , 2003

(THIS LETTER OF ACCEPTANCE MUST BE SIGNED BY THE REGISTERED OPTION HOLDER EXACTLY AS SUCH NAME APPEARS ON THE OPTION AGREEMENT(S) TO BE TENDERED. PLEASE SEE INSTRUCTION 4 BELOW.)


                                      -4-
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                               INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF LETTER OF ACCEPTANCE. A properly completed and duly executed original of this Letter of Acceptance, must be received by Mr. James W. Tabak, Senior Vice President, Human Resources, of Genesis Health Ventures, Inc., at the address set forth on the front cover of this Letter of Acceptance on or prior to the Expiration Date which is 5:00 p.m., Philadelphia time, on April 28, 2003, unless the offer is extended, in which case the Letter of Acceptance must be received by Genesis on or prior to such extended Expiration Date.

         IMPORTANT: IF YOU INTEND TO PARTICIPATE IN THE OFFER AND TENDER YOUR OPTIONS, THIS LETTER OF ACCEPTANCE MUST BE RECEIVED BY MR. TABAK AT THE ADDRESS SET FORTH ON THE FRONT COVER OF THIS LETTER OF ACCEPTANCE, ON OR PRIOR TO THE EXPIRATION DATE.

         THE METHOD OF DELIVERY IS AT THE OPTION AND RISK OF THE TENDERING OPTION HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY GENESIS. YOU MAY HAND DELIVER OR MAIL YOUR LETTER OF ACCEPTANCE TO MR. TABAK AT THE ADDRESS LISTED ON THE FRONT COVER OF THIS LETTER OF ACCEPTANCE. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

         Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by Genesis beyond that time, you may withdraw your tendered Options at any time until the extended Expiration Date of the Offer. Thereafter, such tenders are irrevocable, except that they may be withdrawn after May 27, 2003 unless they have been previously accepted by Genesis for cancellation as provided in the Offer to Acquire. To withdraw tendered options you must deliver a signed and dated Notice of Withdrawal to Genesis while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and Options withdrawn will thereafter be deemed not validly tendered for purposes of the Offer unless the withdrawn Options are validly re-tendered before the Expiration Date by delivery of a new Letter of Acceptance following the procedures described in these Instructions. Please note that the Notice of Withdrawal, if properly submitted, will withdraw all of your Options previously tendered for exchange. You may not withdraw a portion of your previously tendered options with the Notice of Withdrawal.

         2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the table in this Letter of Acceptance regarding the Options to be tendered should be provided on a separate schedule attached hereto.

         3. TENDERS. If you intend to tender Options through the Offer, you must complete the table in this Letter of Acceptance by providing the following information for each Option that you intend to tender:


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        o   grant date,

        o   exercise price,

        o   expiration date, and

        o   the total number of unexercised Option shares subject to the Option.

         No alternative, conditional or contingent tenders will be accepted by Genesis. By executing this Letter of Acceptance, the tendering option holder waives any right to receive any notice of the acceptance for cancellation of the Options except as provided for in the Offer to Acquire. If the undersigned hereby intends to tender his Options the undersigned must tender all of his Options or none of his Options will be accepted for cancellation.

         4. SIGNATURES ON THIS LETTER OF ACCEPTANCE. The signature on this Letter of Acceptance must correspond with the name as written on the face of the option agreement(s) evidencing those Options being tendered, without alteration, enlargement or any change whatsoever.

         If any of the Options to be tendered are registered in different names or are evidenced by option agreements with different names, it will be necessary to complete, sign and submit as many separate Letters of Acceptance as there are different name registrations or option agreements with different names. If your name has been legally changed since the option agreement or agreements were signed, please submit proof of the legal name change.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Acquire or this Letter of Acceptance may be directed to Mr. Tabak, Senior Vice President, Human Resources of Genesis, at the address and/or telephone number given on the front cover of this Letter of Acceptance. Copies will be furnished promptly at our expense.

         6. IRREGULARITIES. All questions as to the number of shares subject to the Options to be accepted for cancellation, the amount of a Cash Payment or number of shares evidenced by a Restricted Share Acceleration, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Options will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of Options that we determine are not in proper form or the acceptance for cancellation of Options that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Options and our interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither Genesis nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall we or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

         7. ADDITIONAL DOCUMENTS TO READ. You should be sure to read the Offer to Acquire, all documents referenced therein, the Memoranda from Robert H. Fish dated April 1, 2003, as well as the Notice of Withdrawal before deciding to participate in the Offer.

         8. IMPORTANT TAX INFORMATION. You should refer to Section 16 of the Offer to Acquire which contains important U.S. Federal income tax information.


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